99.3	Settlement Agreement dated January 24, 2007

SETTLEMENT AGREEMENT

BETWEEN:

MOGUL ENERGY INTERNATIONAL, INC.
(“MEII”)

and:

DR. GHAREEB AWAD
(“Awad”)

and:

TRANSPACIFIC PETROLEUM CORP.
(“TransPacific”)

WHEREAS; Awad and TransPacific entered into agreements with MEII, and other parties, with regards to farming-out of the East Wadi Araba Concession-Gulf of Suez, Egypt (“EWA”), such agreements were dated, August 6 & 7, 2005, December 9, 2005, March 30, 2006 and April 13, 2006 (the “Agreements”).

WHEREAS; TransPacific entered into agreements with Mogul Energy Ltd. and MEII with regards to certain petroleum leases in Saskatchewan Fairlight area “Fairlight” including an agreement dated, December 09, 2005 and entitled “assignment agreement”.

WHEREAS; Awad and TransPacific filed a Writ of Summons and Statement of Claim in the British Columbia Supreme Court, Vancouver Registry, Action No. S 066789 dated October 20, 2006 alleging breach of the Agreements by MEII (the “Action”), that was ordered stayed for arbitration, with the appeal period for such stay to expire on January 31, 2007 by consent of the two parties;

WHEREAS; Awad and TransPacific had agreed to drop their Action against MEII and to sign an Extension Agreement with regards to EWA, a copy of which is attached hereto as Schedule “A” (the “Extension Agreement”);

WHEREAS; TransPacific has agreed to assign all its 25% rights in certain free-hold leases in the Fairlight project to MEII as per attached Schedule “B” and agreed to assign its 100% rights in other acquired leases in the Fairlight project to MEII as per attached Schedule “C”.

WHEREAS; The parties are willing to resolve all their differences and to continue good business relationship. The parties hereby agree that; in consideration of the below deeds, the following will be binding to all parties:

1. Share Transfer:

Upon executing the Extension Agreement by all parties to the EWA, and assignment of Fairlight lands, MEII shall, within 10 business days of such execution, issue to Awad 1,000,000 (One Million) and to TransPacific 2,000,000 (Two Million) common shares of MEII (the “Shares”).

2. Securities Law Representations.

Each of Awad and Transpacific (collectively, the “Subscribers”) jointly and severally represent, warrant and covenant to MEII that:

2.1     Share Acquisition Intent.  The Subscribers are acquiring the Shares as principals for their own account only and not with a view to or for distributing or reselling the Shares or any part thereof or interest therein. Except as otherwise disclosed in writing to the MEII, Awad or Transpacific are acting jointly or in concert with any other person or company for the purposes of acquiring any of the Shares.

2.2     Risk Acknowledgement. The Subscribers acknowledge that the Shares are highly speculative, involving a high degree of risk and the Subscribers are able to bear the economic risk of owning the Shares; and, at the present time, are able to afford a complete loss in value of the Shares.

2.3     Regulation S. Each of the Subscribers further represent, warrant and acknowledge that:

The Shares are being acquired in reliance on the exemptions from the registration requirements of the Securities Act of 1933, as amended (the “1933 Act”) provided by the provisions of Regulation S as promulgated under the 1933 Act, and that the Shares may not be resold in the United States or to a US Person as defined in Regulation S, except pursuant to an effective registration statement or an exemption from the registration provisions of the 1933 Act as evidenced by an opinion of counsel acceptable to MEII, and that in the absence of an effective registration statement covering the Shares or an available exemption from registration under the 1933 Act, the Shares must be held indefinitely. The Subscribers further acknowledge that this Agreement is not intended as a plan or scheme to evade the registration requirements of the 1933 Act;

The Subscribers are residents of Canada; The Subscribers are not “US Persons” as that term is defined in Rule 902 of Regulation S as promulgated pursuant to the 1933 Act;

The Subscribers agree that all offers and sales of the Shares shall be made in compliance with all applicable laws of any applicable jurisdiction and, particularly, in accordance with Rules 903 and 904, as applicable, of Regulation S or pursuant to registration of the Shares under the 1933 Act or pursuant to an exemption from registration. In any case, none of the Shares have been and will be offered or sold by the Subscribers to, or for the account or benefit of a U.S. Person or within the United States until after the end of a one year period commencing on the date on which this Agreement is accepted by MEII (the “Distribution Compliance Period”), except pursuant to an effective registration statement as to the Shares or an applicable exemption from the registration requirements of the 1933 Act.

The Shares have not been offered to the Subscribers in the United States and the individuals making the decision to purchase the Shares and executing and delivering this Agreement on behalf of the Subscribers were not in the United States when the decision was made and this Agreement was executed and delivered;

The Subscribers will not engage in any activity for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for any of the Shares;

Neither the Subscribers nor any of their respective affiliates will directly or indirectly maintain any short position, purchase or sell put or call options or otherwise engage in any hedging activities in any of the Shares or any other securities of MEII until after the end of the Distribution Compliance Period, and acknowledges that such activities are prohibited by Regulation S.

2.4     Canadian Law Representations.

(a)     The Subscribers understand that they are acquiring the Shares pursuant to certain exemptions from the registration and prospectus requirements of applicable securities legislation in Canada (the “Canadian Securities Laws”) afforded by, without limitation, Sections 2.3 [Accredited Investors], 2.5 [Family, friends and business associates], and 2.7 [Family, friends and business associates (Ontario)] of NI 45-106 and, as a consequence, (A) certain rights, remedies and protections under securities legislation will not be available to the Subscribers in connection with the purchase of the Shares; (B) the Subscribers may not receive information that would otherwise be required to be provided to them under securities legislation; and (C) MEII is relieved from certain obligations that would otherwise apply under securities legislation; and

(b)     The Subscribers are acquiring the Shares as principal solely for their own benefit and not for the benefit of any other person, and not with a view to the resale or distribution of all or any of the Shares and the Subscribers are (A) an “accredited investor” as such term is defined in NI 45-106, has executed and delivered a duly completed Representation Letter in the form attached hereto as “Exhibits 1.5 (A), (B) or (C)” as applicable, representing that the Subscribers fit within one of the categories of “accredited investor” set forth in such definition and was not created and/or used solely to purchase or hold the Shares; or (B) satisfies the definition of Family and Friends (Alberta and BC) or Family and Friends (Ontario) as applicable in the province in which they resides.

2.5     Transfer Restrictions. The Subscribers acknowledges that the certificates representing Shares shall bear a legend substantially as follows:

“The shares of Stock represented by this Certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold or otherwise transferred unless a compliance with the registration provisions of such act has been made or unless availability of an exemption from such registration provisions has been established, or, unless sold pursuant to Rule 144 under the Securities Act of 1933.”

2.6     Recordation of Transfer. The Subscribers understand and acknowledge that the MEII has the right not to record a purported transfer of the Shares, without MEII being satisfied that such transfer is exempt from or not subject to (a) registration under the U.S. 1933 Act and any applicable state securities laws, and (b) the registration and prospectus requirements under Canadian Securities Laws.

2.7     Canadian Resale Restrictions. In addition to resale restrictions imposed under U.S. securities laws, there are additional restrictions on the Subscribers’ ability to resell the Shares under applicable Canadian Securities Law.

2.8     No Registration Rights. The Subscribers understand and acknowledge that MEII is not obligated to file and has no present intention of filing any registration statement or prospectus in respect of re-sales of the Shares with the SEC in the United States or with any of the provincial securities regulatory authorities in Canada.

2.9     Legal Counsel. The Subscribers confirm that they have been advised to consult its own legal and financial advisors with respect to the suitability of the Shares for the Subscribers and the resale restrictions (including “hold periods”) to which the Shares will be subject under applicable securities legislation and confirms that no representation has been made to the Subscribers by or on behalf of MEII with respect thereto.

2.10   No Offering Memorandum. The Subscribers acknowledge that the issuance of the Shares is being conducted without delivery of an offering memorandum and that it has not relied on any oral representation, warranty or information in connection with the offering of the Shares by MEII, or any officer, employee, agent, affiliate or subsidiary of MEII.

2.11   No Approval by Regulatory Authority. The Subscribers understand that no securities commission, stock exchange, governmental agency, regulatory body or similar authority has made any finding or determination or expressed any opinion with respect to the merits of the acquisition of the Shares.

2.12   No Representation as to Value of the Shares. The Subscribers confirm that neither the MEII nor any of its directors, employees, officers, consultants, agents or affiliates, has made any representations (written or oral) to the Subscribers regarding the future value of the Shares and acknowledge and confirm that no representation has been made to the Subscribers with respect to the listing of the Shares on any exchange or that application has been or will be made be made for such listing. In making its acquisition with respect to the Shares, the Subscribers have relied solely upon publicly available information relating to MEII and not upon any verbal or written representation made by or on behalf of MEII.

2.13   Conditional Sale. The Subscribers understand that the sale and delivery of the Shares is conditional upon such sale being exempt from the registration and prospectus requirements under applicable securities legislation or upon the issuance of such orders, consents or approvals as may be required to permit such sale and delivery without complying with such requirements. If required under applicable securities legislation or regulatory policy, or by any securities commission, stock exchange or other regulatory authority, the Subscribers will execute, deliver, file and otherwise assist MEII in filing such reports, undertakings and other documents with respect to the issue of the Shares.

2.14   Tax Consequences. The Subscribers understand that the acquisition of the Shares may have tax consequences under applicable taxation laws, that they are the sole responsibility of the Subscribers to determine and assess such tax consequences as may apply to their respective particular circumstances, and the Subscribers have not received and are not relying on MEII for any tax advice whatsoever.

2.15   Re-Sales. The Subscribers will not resell any Shares except in accordance with the provisions of applicable securities legislation, rules and regulations and stock exchange rules.

3. Proprietary Exploration Data:

MEII is currently in possession of TransPacific’s EWA proprietary Seismic Mapping and interpreted Seismic Sections. Upon the execution of the EWA Extension Agreement by all parties, the transfer of the 3,000,000 shares and the payment, within 30 business days from the date of this agreement, to TransPacific of US$20,000 (Twenty Thousand US Dollars), MEII will be allowed to use and reproduce such data as well as all additional technical information and recommendations that TransPacific will provide MEII with, to help drill EWA# 4, 5 & 6 exploratory wells, including but not limited to, geological prognosis, drilling, casing, completion and testing parameters of those wells.

4. Drilling and Production Operations:

Upon establishing oil production and the Joint Operating Company is formed, the only operating expenses shall be those of the Joint Operating Company in Egypt.

TransPacific will be entitled to receive from the Operator on regular and timely basis, without limitations, all technical reports, daily drilling reports, daily production reports, monthly financial statements, budgets, EGPC cost recovery statements etc.

5. Release of Claims:

Awad and TransPacific shall take such steps and do such things as may be necessary to ensure that the Claims, arising from the current BC litigation, are not advanced against MEII, either under arbitration, or the Courts, or any other form and, both agree that they shall, upon receipt of the Shares, execute and deliver to MEII a release of the Action and all Claims by Awad and TransPacific. MEII will also release them from any potential claims, in the form attached hereto as Schedule “D”.

6. General Matters

Except as specifically modified herein, all previous agreements between the parties shall remain binding and enforceable. Paragraph 4 of the December 9, 2005 agreement will be deemed null and void in its entirety. In the event of any disagreements between the parties on any matters related to this Settlement Agreement, EWA operational or financial matters, the parties will resort to arbitration, in accordance with the Arbitration Laws of the Province of Alberta, by three Arbitrators, each party will appoint one Arbitrator and the two Arbitrators should agree on the third one. All costs of such arbitration or accounting shall be borne by the joint operations and considered as operating expenses.

TransPacific and Awad acknowledge that MEII shall be the designated operator of the Fairlight project and may assign such designation as it wishes.

This agreement shall enure to the benefit of, and be binding upon, all the parties hereto and their respective heirs, executors, administrators, successors and assigns.

The parties shall do such things and take such acts as may reasonably be required to carry out the spirit of these Agreements. Any breach of the above terms or the terms of all attached agreements will represent a major breach of contract and, any such breach or dispute shall be resolved by the above noted arbitration provisions.

In witness whereof, Dr. Ghareeb Awad, TransPacific Petroleum Corp., and Mogul Energy International, Inc. have caused this Agreement to be executed.

TransPacific Petroleum Corp.

/s/ Dr. Ghareeb Awad	Seal	January 24, 2007
Dr. Ghareeb Awad - President

/s/ Dr. Ghareeb Awad		January 24, 2007
Dr. Ghareeb Awad

/s/Parvez Tyab
Witnessed by: Parvez Tyab

Mogul Energy International, Inc.

/s/ Naeem Tyab	Seal	January 24, 2007
Naeem Tyab - President

Schedule “A”

EAST WADI ARABA CONCESSION - GULF OF SUEZ, EGYPT

EXTENSION AGREEMENT

This Extension Agreement made as of the 24th day of January, 2007 between DOVER INVESTMENTS LIMITED (“Dover”), TRANSPACIFIC PETROLEUM CORP. (“TransPacific”), MOGUL ENERGY LTD. (“Mogul”), DR. GHAREEB AWAD (“Awad”), MOGUL ENERGY INTERNATIONAL, INC. (“MEII”) and SEA DRAGON ENERGY INC. (“Sea Dragon”) regarding the concession known as East Wadi Araba (the “EWA Concession”).

WHEREAS Sea Dragon and MEII are requesting from Dover, TransPacific and Awad an extension of time to allow: (i) the first well to be completed to the approval of the EGPC prior to July 17, 2007; and (ii) the second well and an additional third well to be completed to the approval of EGPC prior to July 17, 2009.

WHEREAS all parties to this agreement are agreeable to the granting of the requested extensions and to making the Third Phase Election under the Concession Agreement, upon and subject to the terms and conditions of this Extension Agreement.

NOW, THEREFORE, the parties hereto, in consideration of the mutual covenants set forth herein and other good and valuable considerations hereby acknowledge and agree to the following:

1.     Upon and subject to the terms and conditions of this Extension Agreement, and subject to any necessary or desirable approvals of ARE and EGPC thereto, Dover, TransPacific and Awad hereby agree to allow Sea Dragon and MEII (i) until July 17, 2007 to complete the first well to the approval of the Egyptian General Petroleum Corporation (“EGPC”), and (ii) until July 17, 2009 to complete the second and an additional third well to the approval of EGPC.

2.     The extension to July 17, 2009 to complete a second and an additional third well is subject to the Operator confirming in writing to the Egyptian General Petroleum Corporation (“EGPC”), on behalf of all of the parties to this agreement, to enter the Third Phase Election of the Concession Agreement. The Operator shall advise EGPC to proceed with the Third Phase Election upon satisfaction of one of the below noted provisions:

a) Sea Dragon and MEII providing a Letter of Guarantee as may be required by EGPC and to their satisfaction to drill the second and third wells, or
b) if the first well drilled results in a commercial oil discovery, and if the EGPC allows and approves using the new discovery as collateral to enter the third exploration phase without additional collateral, then the Operator, shall make the Third Phase Election without satisfying any of the provisions stipulated above. Sea Dragon, MEII, TransPacific, Awad and Dover shall jointly and severally pledge the value of their respective interest in the EWA Concession to EGPC, if required by EGPC, to satisfy the work commitments under the Third Phase Election.

3.     All other terms and provisions of the previous Agreements between the above parties shall remain the same.

4.     This Extension Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective, heirs, executors, administrators, successors and assigns.

IN WITNESS WHEREOF, the parties have caused this Extension Agreement to be duly executed and delivered as of the date first above-mentioned.

DOVER INVESTMENTS LIMITED			Dated: Jan. 9, 2007

By:	/s/ Robert P. Salna
	Robert P. Salna, President	Seal

MOGUL ENERGY LTD.			Dated: Jan. 9, 2007

By:	/s/ Parvez Tyab
	Parvez Tyab, President	Seal

TRANSPACIFIC PETROLEUM CORP.			Dated: Jan. 24, 2007

By:	/s/ Dr. Ghareb M. Awad
	Dr. Ghareeb M. Awad, President	Seal

MOGUL ENERGY INTERNATIONAL, INC.			Dated: Jan 24, 2007

By:	/s/ Naeem Tyab
	Mr. Naeem Tyab, President	Seal

SEA DRAGON ENERGY INC.			Dated: Jan. 3, 2007

By:	/s/ David Thompson
	David Thompson, President	Seal

Signed, sealed and delivered by

Dr. Ghareeb M. Awad in the presence of:

/s/ Parvez Tyab

Name:
/s/ Dr. Ghareeb M. Awad

Dated: Jan. 24, 2007	Dr. Ghareeb M. Awad

Schedule “B”

THIS ASSIGNMENT MADE EFFECTIVE THE 24th DAY OF JANUARY, 2007.

BETWEEN:
TRANSPACIFIC PETROLEUM CORP.
of Richmond, in the Province of British Columbia
(hereinafter called “the Assignor”)

and

MOGUL ENERGY INTERNATIONAL, INC.
of Seattle, in the State of Washington, U.S.A.
(hereinafter called “the Assignee”)

WHEREAS the Assignor does hold 25% of the mineral interests in lands as listed on the attached Schedule ‘A’ (Leases), and the Assignor has agreed to assign unto the Assignee all of the interests in its right, title, estate and interest in, to and under the said Leases.

NOW, THEREFORE, in consideration of the premises and the payment by the Assignee to the Assignor of the sum of -----One Dollar--------------00/100 ($1.00) (the receipt of which sum is hereby acknowledge), THIS AGREEMENT WITNESSTH:

1.    The Assignor hereby transfers, assigns and sets over unto the Assignee its right, title and interest in, to and under the said Leases and in every extension or renewal thereof and in all benefit and advantage to be derived therefrom to the Assignee.

2.    The Assignor covenants that it has not transferred, assigned, hypothecated or otherwise parted with any of its interest in the said Leases and that, subject to the terms and provisions of the said Leases, it now has good right, full power and absolute authority to transfer, set over and assign its interest in the said Leases to the Assignee in the manner aforesaid according to the true intent and meaning of this assignment.

3.    Subject to the performance by the Assignee of the covenants and conditions contained in the said Leases, the Assignee shall hold and enjoy the interest conveyed to it hereunder for the residue of the term of the said Leases and every extension or renewal thereof for its own use and benefit by, through or under it. The Assignee for its part covenants with the Assignor that it will be bound by, observe and perform the Lessee’s covenants and agreements in the said Leases reserved and contained and the Assignee agrees to indemnify and save harmless the Assignor from and against the observation and performance of the said covenants and agreements from and after the effective date of this agreement.

4.    Each of the parties hereto shall from time to time and at all times hereafter do all such further acts and execute and deliver all such further deeds and documents as shall be reasonably required in order to fully perform and carry out the terms of this agreement.

5.    It is hereby agreed that this assignment shall enure to the benefit of and be binding upon the parties hereto, their successors and assigns.

IN WITNESS WHEREOF the parties hereto have caused their corporate seals to be hereunto affixed, attested by the hands of their respective proper officers duly authorized in that behalf, effective the date and year above written.

SIGNED, SEALED AND DELIVERED,

ASSIGNOR:
TRANSPACIFIC PETROLEUM CORP.

Per:	/s/ Dr. Ghareeb Awad

ASSIGNEE:
MOGUL ENERGY INTERNATIONAL, INC.

Per:	/s/ Naeem Tyab

SCHEDULE ‘A’ - To the Assignment

Attached to and forming part of an Assignment of Lease made effective the 24th day of January, 2007 between TransPacific Petroleum Corp., as Assignor, and Mogul Energy International, Inc., as Assignee

Legal Description	Parcel No.	Lessor	Interest	Lease Date	Net Acres
SE 13-9-30 W1M	112507365	William George Jamieson	25% M&M	February 20, 2006	40.0
SE 13-9-30 W1M	112507365	Lee Harris and Nancy Andrews	25% M&M	February 22, 2006	40.0
SE 13-9-30 W1M	112507365	Floyd Edward Jamieson	25% M&M	February 23, 2006	40.0
SE 13-9-30 W1M	112507365	Isabel Poitras	25% M&M	March 9, 2006	40.0
SW 13-9-30 W1M	112507376	Floyd Edward Jamieson	25% M&M	February 23, 2006	40.0
SW 13-9-30 W1M	112507376	Lee Harris and Nancy Andrews	25% M&M	February 22, 2006	40.0
SW 13-9-30 W1M	112507376	William George Jamieson	25% M&M	February 20, 2006	40.0
SW 13-9-30 W1M	112507376	Isabel Poitras	25% M&M	March 9, 2006	40.0
NE 21-9-30 W1M	112506432	Clarence Billard, Personal Representative for the estate of Walter A. Barness	100% M&M	February 20, 2006	160.0
NW 23-9-30 W1M	112507837	Alice May Mangelsen, Randolph Peter Mangelsen and Alice Faye Rowley	100% M&M	February 28, 2006	160.0
SW 23-9-30 W1M	112507848	Alice May Mangelsen, Randolph Peter Mangelsen and Alice Faye Rowley	100% M&M	February 28, 2006	160.0
NE 33-9-30 W1M	112507129	Clarence Billard, Personal Representative for the estate of Walter A. Barness	100% M&M	February 20, 2006	160.0
NW 33-9-30 W1M	112506331	Clarence Billard, Personal Representative for the estate of Walter A. Barness	100% M&M	February 20, 2006	160.0
SE 33-9-30 W1M	112507398	Clarence Billard, Personal Representative for the estate of Walter A. Barness	100% M&M	February 20, 2006	160.0
NE 17-9-31 W1M	112603340	Dennis Swallow and Donald Swallow	100% M&M	December 5, 2005	160.0
NW 17-9-31 W1M	112603351	Dennis Swallow and Donald Swallow	100% M&M	December 5, 2005	160.0
SE 17-9-31 W1M	112603362	Dennis Swallow and Donald Swallow	100% M&M	December 5, 2005	160.0
SW 17-9-31 W1M	112603373	Dennis Swallow and Donald Swallow	100% M&M	December 5, 2005	160.0
SE 13-9-33 W1M	112636649	Alexander Lee Harris	50% M&M	February 22, 2006	80.0
SE 13-9-33 W1M	112636649	Nancy Ann Andrews	50% M&M	March 7, 2006	80.0
SW 13-9-33 W1M	112636650	Nancy Ann Andrews	50% M&M	March 7, 2006	80.0
SW 13-9-33 W1M	112636650	Alexander Lee Harris	50% M&M	February 22, 2006	80.0
SE 13-10-30 W1M	112596509	Lily Kropp	100% M&M	February 24, 2006	160.0

Legal Description	Parcel No.	Lessor	Interest	Lease Date	Net Acres
NE 21-10-30 W1M	112597162	Gerald Henry McAdoo and Verla Isobel Smith	100% M&M	March 8, 2006	160.0
NW 21-10-30 W1M	112597173	Gerald Henry McAdoo and Verla Isobel Smith	100% M&M	March 8, 2006	160.0
SW 28-10-30 W1M	112597184	Gerald Henry McAdoo and Verla Isobel Smith	100% M&M	March 8, 2006	160.0
NE 32-10-30 W1M	114264413	Daryl M. Kay	50% M&M Exc. Coal	March 1, 2006	80.0
NW 32-10-30 W1M	114264435	Daryl McArthur Kay	50% M&M Exc. Coal	March 1, 2006	80.0
SW 32-10-30 W1M	114264424	Daryl McArthur Kay	50% M&M Exc. Coal	March 1, 2006	80.0
NW 33-10-30 W1M	112596723	Daryl Kay	50% M&M	March 1, 2006	80.0
SW 33-10-30 W1M	112596734	Daryl Kay	50% M&M	March 1, 2006	80.0
NW 19-10-32 W1M	112464772	Lyle Mielitz	1/3 M&M	January 1, 2006	51.32
NW 19-10-32 W1M	112464772	Carol Howarth	1/3 M&M	January 1, 2006	51.32
NW 19-10-32 W1M	112464772	Ronald Mielitz	1/3 M&M	January 1, 2006	51.32
SE 19-10-32 W1M	114190714	Lyle Mielitz	1/6 M&M Exc. Coal	January 1, 2006	27.00
SE 19-10-32 W1M	114190714	Carol Howarth	1/6 M&M Exc. Coal	January 1, 2006	27.00
SE 19-10-32 W1M	114190714	Ronald Mielitz	1/6 M&M Exc. Coal	January 1, 2006	27.00
SW 19-10-32 W1M	114190725	Ronald Mielitz	1/3 M&M	January 1, 2006	51.32
SW 19-10-32 W1M	114190725	Carol Howarth	1/3 M&M	January 1, 2006	51.32
SW 19-10-32 W1M	114190725	Lyle Mielitz	1/3 M&M	January 1, 2006	51.32
NW 23-10-32 W1M	112464615	James Oliver (Younger)	100% M&M	January 1, 2006	160.0
SW 23-10-32 W1M	112464626	Ronald Earl Oliver and Gloria Jean Oliver	100% M&M	January 1, 2006	160.0
SW 25-10-32 W1M	112464558	Ronald Earl Oliver and Gloria Jean Oliver	100% M&M	January 1, 2006	160.0
SW 26-10-32 W1M	112464514	Judy Lynn Sauter, Stacey Lee Sauter, Starla Rae Sauter and Sharah Lyn Milleker	50% M&M	January 4, 2006	80.0
SE 26-10-32 W1M	112464547	Keith George Kennedy	50% M&M	November 3, 2005	80.0

Legal Description	Parcel No.	Lessor	Interest	Lease Date	Net Acres
LSD 10 & 15-31-10-32 W1M W 1/2 31-10-32 W1M	112581794 112581806 112581828 112581817	Dale Jensen	3/40 M&M	December 12, 2005	17.7
LSD 10 & 15-31-10-32 W1M W 1/2 31-10-32 W1M	112581794 112581806 112581828 112581817	Garry Jensen	5/40 M&M	December 12, 2006	29.38
LSD 10 & 15-31-10-32 W1M W 1/2 31-10-32 W1M	112581794 112581806 112581828 112581817	Lydia Marshall	3/40 M&M	March 7, 2006	17.7
NE 33-10-32 W1M	111726839	Joseph Frederick Bil (Younger)	50% M&M Exc. Coal	November 16, 2005	80.0
NE 19-11-31 W1M	112542465	Gerald Skulmoski	100% M&M	December 12, 2005	160.0
NE 2-11-32 W1M	112613284	The Great-West Life Assurance Company	100% M&M	January 1, 2006	158.06
SE 2-11-32 W1M	112613295	The Great-West Life Assurance Company	100% M&M	January 1, 2006	158.9
SE 3-11-32 W1M	112612665	Frank Herbert Adamson	100% M&M	January 1, 2006	160.0
SW 3-11-32 W1M	112612676	Frank Herbert Adamson	100% M&M	January 1, 2006	160.0
NE 5-11-32 W1M	112613239	James Burke	100% M&M	November 2, 2005	18.0
NE 5-11-32 W1M	112613172	Clifford Leonard Robertson and Margaret Isabel Robertson	100% M&M	March 1, 2006	142.4
SW 5-11-32 W1M	114236827	John Anthony McWhirter	100% M&M	March 1, 2006	4.14
NE 7-11-32 W1M	112612991	Philip Green (Younger)	50% M&M	November 29, 2005	80.0
NE 7-11-32 W1M	112612991	Elizabeth Louise Witchey	25% M&M	November 28, 2005	40.0
NW 7-11-32 W1M	112613015	Philip Green (Younger)	50% M&M	November 29, 2005	83.19
NW 7-11-32 W1M	112613015	Elizabeth Louise Witchey	25% M&M	November 28, 2005	41.6
SE 7-11-32 W1M	112613004	Philip Green (Younger)	50% M&M	November 29, 2005	80.0
SE 7-11-32 W1M	112613004	Elizabeth Louise Witchey	25% M&M	November 28, 2005	40.0
SW 7-11-32 W1M	112613026	Philip Green (Younger)	50% M&M	November 29, 2005	83.33
SW 7-11-32 W1M	112613026	Elizabeth Louise Witchey	25% M&M	November 28, 2005	41.67
NE 9-11-32 W1M	161539678 161539689	Leland North	25% M&M	November 28, 2005	40.0

Legal Description	Parcel No.	Lessor	Interest	Lease Date	Net Acres
NE 9-11-32 W1M	112612575	Paulette Christine North	25% M&M	November 21, 2005	40.0
NE 9-11-32 W1M	112612575	Marguerite Anne Van Dresar	25% M&M	November 21, 2005	40.0
NE 9-11-32 W1M	112612575	John Charles Yeo	25% M&M	November 22, 2005	40.0
NW 9-11-32 W1M	112612553	Steve Zyla	100% M&M	November 30, 2005	160.0
SE 9-11-32 W1M	112612586	Paulette Christine North	25% M&M	November 21, 2005	40.0
SE 9-11-32 W1M	112612586	Leland North	25% M&M	November 28, 2005	40.0
SE 9-11-32 W1M	112612586	Marguerite Anne Van Dresar	25% M&M	November 21, 2005	40.0
SE 9-11-32 W1M	112612586	John Charles Yeo	25% M&M	November 22, 2005	40.0
SW 9-11-32 W1M	112612564	John Zyla	100% M&M	November 28, 2005	160.0
NE 10-11-32 W1M	112612496	Neil Peter McConnachie	1/3 M&M	December 15, 2005	54.0
NE 10-11-32 W1M	112612496	Corinne Diana McConnachie	1/3 M&M	December 21, 2005	54.0
NE 10-11-32 W1M	112612496	Clinton Cory McConnachie	1/3 M&M	January 5, 2006	54.0
NW 10-11-32 W1M	114236793 114236782	Neil Peter McConnachie	1/6 M&M Exc. Coal	December 15, 2005	25.6
NW 10-11-32 W1M	114236793 114236782	Corine Diana McConnachie	1/6 M&M Exc. Coal	December 21, 2005	25.6
NW 10-11-32 W1M	114236793 114236782	Clinton Cory McConnachie	1/6 M&M Exc. Coal	January 5, 2006	25.6
SW 10-11-32 W1M	114236805	Neil Peter McConnachie	1/6 M&M Exc. Coal	December 15, 2005	27.0
SW 10-11-32 W1M	114236805	Corinne Diana McConnachie	1/6 M&M Exc. Coal	December 21, 2005	27.0
SW 10-11-32 W1M	114236805	Clinton Cory McConnachie	1/6 M&M Exc. Coal	January 5, 2006	27.0
NE 12-11-32 W1M	111444320	Robert Matthew Clay	50% M&M	January 1, 2006	80.0
NE 14-11-32 W1M	111308307	Kenneth Archibald McCannel	100% M&M	November 22, 2005	160.0
NW 14-11-32 W1M	111308295	Barbara Margaret Elizabeth McCannel	100% M&M	November 16, 2005	160.0
NE 15-11-32 W1M	114236748	Cornelius David Rempel and Faye Marie Rempel	50% M&M Exc. Coal	November 2, 2005	80.0
NW 15-11-32 W1M	114236759	Cornelius David Rempel and Faye Marie Rempel	50% M&M Exc. Coal	November 2, 2005	80.0
NE 17-11-32 W1M	114236681 114236670	Mike Hajewich, Peter Hajewich and Elsie Hood	50% M&M Exc. Coal	March 1, 2006	78.75
NW 17-11-32 W1M	114236704 114236692	Mike Hajewich, Peter Hajewich and Elsie Hood	50% M&M Exc. Coal	March 1, 2006	76.69

Legal Description	Parcel No.	Lessor	Interest	Lease Date	Net Acres
SE 17-11-32 W1M	114236726 114236715	Mike Hajewich, Peter Hajewich and Elsie Hood	50% M&M Exc. Coal	March 1, 2006	77.94
SW 17-11-32 W1M	114236737	Mike Hajewich, Peter Hajewich and Elsie Hood	50% M&M	March 1, 2006	80.0
NE 18-11-32 W1M	112612104	Donald Keith	100% M&M	December 9, 2005	10.02
NW 18-11-32 W1M	112612823	Gertrude Condie	100% M&M	November 2, 2005	165.76
NE 19-11-32 W1M	112612913	Audrey May Johnson	100% M&M	March 1, 2006	160.0
SE 19-11-32 W1M	112612070	Donald Keith	100% M&M	November 19, 2005	158.83
SW 19-11-32 W1M	112612081	Donald Keith	100% M&M	November 19, 2005	158.7
NE 20-11-32 W1M	112612025	Donald Gary Oliver and Calvin David Oliver	50% M&M Exc. Coal	November 30, 2005	80.0
NW 20-11-32 W1M	112612036	Donald Gary Oliver and Calvin David Oliver	50% M&M Exc. Coal	November 30, 2005	80.0
NE 21-11-32 W1M	112612014	Sylvia Edith Adamson	50% M&M	October 27, 2005	80.0
NE 21-11-32 W1M	112612014	Robert Lionel Burke	50% M&M	November 16, 2005	80.0
NW 21-11-32 W1M	112612801	Robert Lionel Burke	50% M&M	November 16, 2005	80.0
NW 21-11-32 W1M	112612801	Syliva Edith Adamson	50% M&M	October 27, 2005	80.0
NE 23-11-32 W1M	114236625	Donald Field	50% M&M Exc. Coal	November 30, 2005	80.0
NW 23-11-32 W1M	112612755	Judith Anne Guest	1/3 M&M	November 20, 2005	53.34
NW 23-11-32 W1M	112612755	Laura Jean Westbrook	1/3 M&M	December 12, 2005	53.34
NW 23-11-32 W1M	112612755	John Douglas McVeigh	1/3 M&M	December 7, 2005	53.34
SE 23-11-32 W1M	114236636	Donald Field	50% M&M Exc. Coal	November 30, 2005	80.0
SW 23-11-32 W1M	112612766	John Douglas McVeigh	1/3 M&M	December 7, 2005	53.34
SW 23-11-32 W1M	112612766	Judith Anne Guest	1/3 M&M	November 20, 2005	53.34
SW 23-11-32 W1M	112612766	Laura Jean Westbrook	1/3 M&M	December 12, 2005	53.34
NE 26-11-32 W1M	112611990	Cornelius David Rempel and Faye Marie Rempel	100% M&M	November 2, 2005	160.0
NW 26-11-32 W1M	111308127	Caroline May Cawood	25% M&M Exc. Coal	January 7, 2006	40.0
NW 26-11-32 W1M	111308127	Kathryn Maureen Yeo	25% M&M Exc. Coal	January 9, 2006	40.0
SE 26-11-32 W1M	112612003	Cornelius David Rempel and Faye Marie Rempel	100% M&M	November 2, 2005	160.0

Legal Description	Parcel No.	Lessor	Interest	Lease Date	Net Acres
SW 26-11-32 W1M	111308116	Caroline May Cawood	25% M&M Exc. Coal	January 7, 2006	40.0
SW 26-11-32 W1M	111308116	Kathryn Maureen Yeo	25% M&M Exc. Coal	January 9, 2006	40.0
SE 27-11-32 W1M	112612777	Judith Anne Guest	1/3 M&M	December 15, 2005	53.34
SE 27-11-32 W1M	112612777	John Douglas McVeigh	1/3 M&M	December 7, 2005	53.34
SE 27-11-32 W1M	112612777	Laura Jean Westbrook	1/3 M&M	December 12, 2005	53.34
SW 30-11-32 W1M	112612160	The Great-West Life Assurance Company	100% M&M	November 16, 2005	160.0
NW 31-11-32 W1M	112612171	Albert E. Preston	100% M&M	October 31, 2005	160.0
SE 31-11-32 W1M	114236603	Arthur Cameron Preston	50% M&M Exc. Coal	October 31, 2005	80.0
SW 31-11-32 W1M	114236614	Arthur Cameron Preston	100% M&M	October 31, 2005	160.0
NE 35-11-32 W1M	111307283	Caroline May Cawood	25% M&M Exc. Coal	January 7, 2006	40.22
NE 35-11-32 W1M	111307283	Kathryn Maureen Yeo	25% M&M Exc. Coal	January 9, 2006	40.22
NW 35-11-32 W1M	111307294	Caroline May Cawood	25% M&M Exc. Coal	January 7, 2006	40.2
NW 35-11-32 W1M	111307294	Kathryn Maureen Yeo	25% M&M Exc. Coal	January 9, 2006	40.2
SE 35-11-32 W1M	111307306	Caroline May Cawood	25% M&M Exc. Coal	January 7, 2006	40.2
SE 35-11-32 W1M	111307306	Kathryn Maureen Yeo	25% M&M Exc. Coal	January 9, 2006	40.2
SW 35-11-32 W1M	111615386	James C. Scharren	100% M&M	November 8, 2005	161.0
SW 36-11-32 W1M	112612890	Keith Kennedy and Helena Kennedy	50% M&M Exc. Coal	November 3, 2005	80.0
NE 2-12-32 W1M	111307317	Micky Lee Grimes	50% M&M	March 15, 2006	80.0
NE 2-12-32 W1M	111307317	Cody Paul Grimes	50% M&M	March 15, 2006	80.0
NW 2-12-32 W1M	111307328	Vernon Nelson Nabholz	100% M&M	March 2, 2006	160.0
SE 3-12-32 W1M	111376403	Vernon Nelson Nabholz	50% M&M Exc. Coal	March 2, 2006	80.0
NE 3-12-32 W1M	111376391	Vernon Nelson Nabholz	50% M&M Exc. Coal	March 2, 2006	80.0

Legal Description	Parcel No.	Lessor	Interest	Lease Date	Net Acres
NW 3-12-32 W1M	111376414 111376447	Vernon Nelson Nabholz	50% M&M Exc. Coal	March 2, 2006	80.0
SW 3-12-32 W1M	111376425 111376436	Vernon Nelson Nabholz	50% M&M Exc.Coal	March 2, 2006	80.0
SE 31-9-30 W1M	112507556	Shirley Terhaar	25% M&M	March 20, 2006	40.0
SW 31-9-30 W1M	112507545	Shirley Terhaar	25% M&M	March 20, 2006	40.0

Note: The above list is subject to unintentional mistakes and
>omissions and lists certain leases that have not been paid. Leases for
>acreage that has not and may not be paid for will be subject to having
>the mineral rights rescinded.

Schedule “C”

THIS ASSIGNMENT MADE EFFECTIVE THE 24th DAY OF JANUARY, 2007.

BETWEEN:
TRANSPACIFIC PETROLEUM CORP.
of Richmond, in the Province of British Columbia
(hereinafter called “the Assignor”)

and

MOGUL ENERGY INTERNATIONAL, INC.
of Seattle, in the State of Washington, U.S.A.
(hereinafter called “the Assignee”)

WHEREAS the Assignor did lease mineral interests in lands as listed on the attached Schedule ‘A’ (Leases), and the Assignor has agreed to assign unto the Assignee all of the interests in its right, title, estate and interest in, to and under the said Leases.

NOW, THEREFORE, in consideration of the premises and the payment by the Assignee to the Assignor of the sum of -----One Dollar--------------00/100 ($1.00) (the receipt of which sum is hereby acknowledge), THIS AGREEMENT WITNESSTH:

1.    The Assignor hereby transfers, assigns and sets over unto the Assignee its right, title and interest in, to and under the said Leases and in every extension or renewal thereof and in all benefit and advantage to be derived therefrom to the Assignee.

2.    The Assignor covenants that it has not transferred, assigned, hypothecated or otherwise parted with any of its interest in the said Leases and that, subject to the terms and provisions of the said Leases, it now has good right, full power and absolute authority to transfer, set over and assign its interest in the said Leases to the Assignee in the manner aforesaid according to the true intent and meaning of this assignment.

3.    Subject to the performance by the Assignee of the covenants and conditions contained in the said Leases, the Assignee shall hold and enjoy the interest conveyed to it hereunder for the residue of the term of the said Leases and every extension or renewal thereof for its own use and benefit by, through or under it. The Assignee for its part covenants with the Assignor that it will be bound by, observe and perform the Lessee’s covenants and agreements in the said Leases reserved and contained and the Assignee agrees to indemnify and save harmless the Assignor from and against the observation and performance of the said covenants and agreements from and after the effective date of this agreement.

4.    Each of the parties hereto shall from time to time and at all times hereafter do all such further acts and execute and deliver all such further deeds and documents as shall be reasonably required in order to fully perform and carry out the terms of this agreement.

5.    It is hereby agreed that this assignment shall enure to the benefit of and be binding upon the parties hereto, their successors and assigns.

IN WITNESS WHEREOF the parties hereto have caused their corporate seals to be hereunto affixed, attested by the hands of their respective proper officers duly authorized in that behalf, effective the date and year above written.

SIGNED, SEALED AND DELIVERED,

ASSIGNOR:
TRANSPACIFIC PETROLEUM CORP.

Per:	/s/ Dr. Ghareeb Awad

ASSIGNEE:
MOGUL ENERGY INTERNATIONAL, INC.

Per:	/s/ Naeem Tyab

SCHEDULE ‘A’ - To the Assignment

Attached to and forming part of an Assignment of Lease made effective the 24th day of January, 2007 between TransPacific Petroleum Corp., as Assignor, and Mogul Energy International, Inc., as Assignee

Legal Description	Parcel No.	Lessor	Interest	Lease Date	Net Acres
NW 26-9-30 W1M	114143576	Dorothy Jurgens	50% M&M	April 8, 2006	80.0
SW 26-9-30 W1M	114143598	Dorothy Jurgens	50% M&M	April 8, 2006	80.0
SE 26-9-30 W1M	114143587	Dorothy Jurgens	50% M&M	April 8, 2006	80.0
SE 31-9-30 W1M	112507556	Phyllis Gehring	25% M&M	March 20, 2006	40.0
SW 31-9-30 W1M	112507545	Phyllis Gehring	25% M&M	March 20, 2006	39.5
SE 31-9-30 W1M	112507556	Arlene Joyce Mitchell	25% M&M	March 16, 2006	40.0
SW 31-9-30 W1M	112507545	Arlene Joyce Mitchell	25% M&M	March 16, 2006	39.5
NW 35-9-30 W1M	112506656	Patricia Mary Greig	2/3 M&M	April 5, 2006	106.67
NE 35-9-30 W1M	112506702	Patricia Mary Greig	100% M&M	April 5, 2006	160.0
NW 35-9-30 W1M	112506656	Maxine Lois Franchuk	1/3 M&M	April 11, 2006	53.34
SW 16-10-30 W1M	161412162 161412151	Gordon Kieth Goldsmith and Ruth Selena Goldsmith	100% M&M	March 21, 2006	143.32
NE 15-10-33 W1M	112689300	Clarence Alfred Olander Bogner and Jean Laurine Bogner	100% M&M	April 6, 2006	158.0
NW 15-10-33 W1M	112689298	Clarence Alfred Olander Bogner and Jean Laurine Bogner	100% M&M	April 6, 2006	158.6
SE 21-10-33 W1M	161595850	Clarence Bogner	100% M&M	April 6, 2006	160.0
NW 21-10-33 W1M	120718144	Clarence Bogner	50% M&M except Coal	April 6, 2006	80.0
NE 28-11-32 W1M	112612698	Patricia Anne Taylor	100% M&M	April 25, 2006	160.0
SW 22-11-32 W1M	114236669	Patricia Anne Taylor	50% M&M	April 25, 2006	80.0
NW 22-11-32 W1M	114236658	Patricia Anne Taylor	50% M&M	April 25, 2006	80.0
NE 23-10-30 W1M	112597106	Jeanne-Marie McLeod and Keith Donald McLeod	100% M&M	March 28, 2006	160.0
SE 4-10-30 W1M	112597915	Charles Veysey and Carol Veysey	100% M&M	May 6, 2006	160.0
SW 4-10-30 W1M	112597791	Charles Veysey and Carol Veysey	100% M&M	May 6, 2006	160.0
NE 30-11-32 W1M	112612845	Jacqueline Sim	50% M&M	April 1, 2006	80.0
NE 30-11-32 W1M	112612845	Wayne Nevin	50% M&M	April 1, 2006	80.0
NW 30-11-32 W1M	112612856	Jacqueline Sim	50% M&M	April 1, 2006	82.21

Legal Description	Parcel No.	Lessor	Interest	Lease Date	Net Acres
NW 30-11-32 W1M	112612856	Wayne Nevin	50% M&M	April 1, 2006	82.21
SW 15-10-33 W1M	120718122	Lydia Fay Frazer and Wardon Daniel Frazer	1/6 M/M except Coal	May 30, 2006	27.0
SE 15-10-33 W1M	120718111	Lydia Fay Frazer and Wardon Daniel Frazer	1/6 M/M except Coal	May 30, 2006	27.0
NE 13-10-30 W1M	112597443	Lydia Fay Frazer and Wardon Daniel Frazer	1/9 M/M	May 30, 2006	18.0
SW 15-10-33 W1M	120718122	Lloyd Edmond Frazer and Sheila Marie Frazer	1/6 M/M except Coal	May 31, 2006	27.0
SE 15-10-33 W1M	120718111	Lloyd Edmond Frazer and Sheila Marie Frazer	1/6 M/M except Coal	May 31, 2006	27.0
NE 13-10-30 W1M	112597443	Lloyd Edmond Frazer and Sheila Marie Frazer	1/9 M/M except Coal	May 31, 2006	18.0
NW 33-10-30 W1M	112596734	Barbara Jacobson	25% M&M	June 13, 2006	40.0
SW 33-10-30 W1M	112596723	Barbara Jacobson	25% M&M	June 13, 2006	40.0
NW 33-10-30 W1M	112596723	Debra Dawn Montgomery	25% M&M	June 13, 2006	40.0
SW 33-10-33 W1M	112596734	Debra Dawn Montgomery	25% M&M	June 13, 2006	40.0
NE 7-11-32 W1M	112612991	Elizabeth Louise Witchey	25% M&M	June 8, 2006	40.0
NW 7-11-32 W1M	112613015	Elizabeth Louise Witchey	25% M&M	June 8, 2006	41.6
SE 7-11-32 W1M	112613004	Elizabeth Louise Witchey	25% M&M	June 8, 2006	40.0
SW 7-11-32 W1M	112613026	Elizabeth Louise Witchey	25% M&M	June 8, 2006	41.67
SW 34-11-32 W1M	114236524	Michael James Murphy, Personal Representative for the estate of Donald Henderson	50% M&M except Coal	June 28, 2006	80.5
NE 33-11-32 W1M	114236535	Michael James Murphy, Personal Representative for the estate of Donald Henderson	50% M&M except Coal	June 28, 2006	80.5
NW 33-11-32 W1M	114236546	Michael James Murphy, Personal Representative for the estate of Donald Henderson	50% M&M except Coal	June 28, 2006	80.5
SE 33-11-32 W1M	114236557	Michael James Murphy, Personal Representative for the estate of Donald Henderson	50% M&M except Coal	June 28, 2006	80.5
SW 33-11-32 W1M	114236568	Michael James Murphy, Personal Representative for the estate of Donald Henderson	50% M&M except Coal	June 28, 2006	80.5

Note: The above list is subject to unintentional mistakes and
>omissions and lists certain leases that have not been paid. Leases for
>acreage that has not and may not be paid for will be subject to having
>the mineral rights rescinded.

Schedule “D”

RELEASE

This release is entered into by TransPacific Petroleum Corp., Ghareeb Awad (“the “Releasors”), for the benefit of Sea Dragon Energy Inc., Mogul Energy Ltd., and Mogul Energy International, Inc. (collectively, the “Releasees”).

In consideration of the Releasors and the Releasees agreeing to enter into the Settlement Agreement, dated for reference January 24, 2007 and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Releasors and the Releasees, each of them and on behalf of each of their respective predecessors, successors, administrators, assigns, officers, employees, agents and partners, do hereby release, acquit, remise and forever discharge the Releasees and the Releasors, their respective predecessors, successors, administrators, assigns, directors, officers, employees, agents and partners, of and from all manner of actions, causes of actions, suits, debts, dues, claims, demands for monies, damages, indemnity, obligations, duties, costs, interest, loss or injury of every nature or kind, whether arising by legislation, otherwise by law or in any way whatever, which, as against the Releasees or the Releasors, they ever had, now have or which they hereafter can, shall or may have for or by reason of any cause, matter or thing existing up to the present time, including, without limiting the generality of the foregoing, any and all liabilities, obligations, duties, responsibilities, actions, causes of action, claims, liability or rights to compensation and demands of any nature or kind, arising out of or in any way related to the facts alleged and relief claimed in Transpacific Petroleum Corp. et .al. v. Mogul Energy International, Inc., Sea Dragon Energy Inc and Mogul Energy Ltd., British Columbia Supreme Court, Vancouver Registry, Action No. S066789 (the “Action”).

The Releasors and the Releasees hereby covenant and agree not to make any claims or take any proceedings in any court or tribunal against any person, partnership, corporation or other entity, who or which might take action against or claim recovery, contribution, indemnity or other relief over against or from the Releasees or the Releasors or any of them with respect to the matters herein released; if any of the Releasors or the Releasees make such a claim or take any such proceedings, then that party or parties shall indemnify and save harmless the Releasees and the Releasors from all resulting liabilities, obligations and costs, including reasonable legal fees incurred in relation thereto.

The Releasors and the Releasees agree that this Mutual Release shall be binding upon and enure to the benefit of the Releasees’ and the Releasors’ respective heirs, representatives, successors and assigns.

The Releasors and the Releasees agree that nothing herein shall be taken as an admission of liability on the part of any of the Releasees or Releasors in respect of any cause or matter whatsoever, such liability being expressly denied.

The terms of this Release are contractual and not merely recitals.

In witness whereof Transpacific, Awad, Sea Dragon, MEII and Mogul have caused this Release to be executed.

TransPacific Petroleum Corp.

/s/ Dr. Ghareeb Awad	Seal	January 24, 2007
Dr. Ghareeb Awad - President

/s/ Dr._Ghareeb Awad		January 24, 2007
Dr. Ghareeb Awad

/s/ Parvez Tyab		January 24, 2007
Witnessed by: Parvez Tyab

Mogul Energy International, Inc.

/s/ Naeem Tyab	Seal	January 24, 2007
Naeem Tyab - President